EXHIBIT 99.1

Intelligent Systems Responds to Unusual Market Activity

NORCROSS, Ga., Dec. 4, 2013 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE MKT:INS) ("the Company" or "ISC") today announced that in view of the unusual activity in the Company`s stock, the New York Stock Exchange (NYSE) has contacted the Company in accordance with the NYSE`s usual practice and requested that the Company respond by news release to the unusual activity.

Ordinarily, it is ISC`s policy not to comment on market activity or rumors. However, the Company did confirm to the NYSE that it is not aware of any material corporate developments beyond its most recently issued news releases that could account for the recent unusual trading activity in its shares.

About Intelligent Systems Corporation - For over thirty five years, Intelligent Systems Corporation (NYSE MKT:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments in the information technology and industrial products industries. The Company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of software and services for prepaid, fleet, credit, private label, accounts receivable and revolving credit processing, and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies. Further information is available on our website at www.intelsys.com or by calling 770-381-2900.

This news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONTACT: For further information, call
         Bonnie Herron, 770-564-5504
         or email to bherron@intelsys.com